EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-177607) on Form S-8 of Xylem Inc. of our report dated June 20, 2018, appearing in this Annual Report on Form 11-K of Xylem Retirement Savings Plan for the year ended December 31, 2017.

/s/ Crowe Horwath LLP
New York, New York
June 20, 2018